Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

March 4, 2010

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA  92660

Ladies and Gentlemen:

Sutor Technology Group Limited, a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell up to (i) 2,740,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants to purchase 685,000 shares of Common Stock (the “Warrants”), directly to various investors (the “Investors”) as units consisting of 1 share of Common Stock and Warrants to purchase 0.25 of a share of Common Stock (“Units”) in a transaction in which Roth Capital Partners, LLC (“Roth” or “Placement Agent”) will act as placement agent.

The Company and Roth hereby confirm their agreement, dated as of the date indicated on the cover of this agreement (this “Agreement”) as follows:

1.           Agreement to Act as Placement Agent.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, Roth shall serve as the Company’s exclusive placement agent in connection with the issuance and sale by the Company of the Shares and Warrants from the Registration Statement (as defined in Section 2 below), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, Roth and the Investors.  Roth shall act on a best efforts basis and does not guarantee that it will be able to sell any Shares or accompanying Warrants in the prospective Offering.  As compensation for services rendered, on the Closing Date (as defined below), the Company shall pay to Roth a cash fee in an amount equal to 5% of the gross proceeds received by the Company from the sale of the Shares and Warrants.  The purchase price to the Investors per Unit is US$2.70 (the “Offering Price”).

2.           Registration Statement and Final Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-161026) under the Securities Act, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including any post-effective amendments) as may have been required to the date of this Agreement.  Such registration statement, as amended (including any post-effective amendments), has been declared effective by the Commission.  Such registration statement, as amended (including any post-effective amendments), the exhibits and any schedules thereto and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.”  If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.  The Company will timely file with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement relating to the Shares and Warrants to the form of prospectus included in the Registration Statement.  Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus,” and the final prospectus supplement as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.”  Such Final Prospectus and any preliminary prospectus supplement or “red herring,” in the form in which they may be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system.  All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, or the Final Prospectus or any amendment or supplement thereto shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.

3.           Representations and Warranties Regarding the Offering.

(a)           The Company represents and warrants to, and agrees with, Roth, as of the date hereof and as of the Closing Date, except as otherwise indicated, as follows:

(i)              At the time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Disclosure Package (as defined below) as of the date hereof and at the Closing Date, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Final Prospectus in reliance upon, and in conformity with, written information furnished to the Company by Roth specifically for use in the preparation thereof.  The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.  No order preventing or suspending the effectiveness or use of the Registration Statement or the Final Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are threatened in writing by the Commission.

(ii)             The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Base Prospectus, the Final Prospectus, any subscription agreement between the Company and the Investors, and any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule I hereto, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  The Commission has not issued any order preventing or suspending the use of the Base Prospectus, and the Base Prospectus conforms in all material respects with the requirements of the Securities Act and, as of its date, has not included and does not include any untrue statement of a material fact or omitted and does not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.  All material agreements of the Company and all agreements governing or evidencing any and all related party transactions have been filed with the Commission in accordance with the Exchange Act.

(iii)            The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.  No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.  To the Company’s knowledge, Hansen, Barnett & Maxwell, P.C. is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(iv)           The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(v)            All third-party statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required and no such sources are or were at any time under the control of the Company or its affiliates.

(vi)           The Common Stock is listed on the NASDAQ Capital Market and the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and together with the Shares and the Warrants, the “Securities”) are duly approved for trading thereon.  To the knowledge of the Company, there is no action pending to delist the Common Stock from the NASDAQ Capital Market, nor has the Company received any written notification that the NASDAQ Capital Market is currently contemplating terminating such listing.  When issued, the Shares and Warrant Shares will be listed on the NASDAQ Capital Market.

(vii)          The Securities have been or will be qualified for sale under the securities laws of such United States jurisdictions as Roth reasonably determines, or are or will be exempt from the qualification requirements of such jurisdictions; provided that the Company shall not be required to (A) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (B) file any general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(viii)         The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares and Warrants.

(ix)            The Company is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act.  Subject to Section 6(d) below, the Company represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any Issuer Free Writing Prospectus in connection with the Offering.  Subject to Section 6(d) below, the Company has not distributed and the Company will not distribute, prior to the completion of the distribution of the Shares and Warrants, any offering material in connection with the Offering other than subscription agreements between the Company and the Investors and the Base Prospectus, the Final Prospectus, the Registration Statement, and copies of the documents, if any, incorporated by reference therein.

(x)             The Company is not and, after giving effect to the offering and sale of the Securities, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xi)            The Company was at the time of filing the Registration Statement and at the date hereof remains eligible to use Form S-3 under the Securities Act for the primary offering of the Securities contemplated by this Agreement.  The issuance and sale of the Securities pursuant to the Registration Statement as contemplated by this Agreement complies with the requirements of Form S-3 and General Instruction I.B.6 thereunder.

(b)           Any certificate signed by any officer of the Company and delivered to Roth or to Roth’s counsel in connection with this Offering shall be deemed a representation and warranty by the Company to Roth as to the matters covered thereby.

4.           Representations and Warranties Regarding the Company.  The Company represents and warrants to and agrees with, Roth, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as follows:

(i)              The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).  Other than director qualifying shares or interests and shares or interests held by persons other than the Company in jurisdictions requiring that such entity have more than one holder of shares or interests, the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock or other ownership interest of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests, and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

(ii)             The Company has the corporate power and authority to enter into this Agreement and the Warrant.  This Agreement and the Warrant have been duly authorized, executed and delivered by the Company, and constitute the valid, legal and binding obligations of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)           The execution, delivery and performance of this Agreement and the Warrant and the consummation of the transactions herein and therein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject (including the Securities Act and the Rules and Regulations), or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument or binding obligation or other binding understanding (the “Contracts”) to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws, except in the case of clauses (A) and (B) such breaches, violations, defaults, or conflicts which are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

(iv)           All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement and the Warrant have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(v)            All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.  Except for the issuances of options or restricted stock or restricted stock units in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The Securities, when issued, will be duly authorized and validly issued, fully paid and nonassessable, issued in material compliance with all applicable securities laws, and free of preemptive, registration or similar rights.  There are no holders of securities of the Company having preemptive rights to purchase Common Stock or, except as disclosed in the Prospectus, registration rights.

(vi)           Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company does not own, directly or indirectly, a majority of the capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

(vii)          Each of the Company and its subsidiaries has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary (other than such taxes as the Company or any of its subsidiaries are contesting in good faith and for which adequate reserves have been provided), except as individually or in the aggregate would not reasonably be likely to result in a Material Adverse Effect.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii)         Since December 31, 2009, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, required to be reflected on a balance sheet in accordance with generally accepted accounting principles, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of awards under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(ix)            There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(x)             The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xi)            The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or those that are not reasonably likely to result in a Material Adverse Effect.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xii)           The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, except those the absence of which are not reasonably likely to result in a Material Adverse Effect.  To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any written notice alleging any such material infringement or fee.

(xiii)          The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any written notice of violation relating to any applicable law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation (to the extent applicable), (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xiv)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xv)           The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries in the PRC.

(xvi)          No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xvii)         To the knowledge of the Company, there are no facts which are reasonably likely to cause (A) the withdrawal, or recall of any products sold or intended to be sold by the Company or its subsidiaries, or (B) a suspension or revocation of any license, certificate, approval, clearance, authorization, permit, supplement, or amendment required by any applicable laws to conduct the business of the Company or any subsidiary.  The Company and its subsidiaries have not received notice (whether complete or pending) of any proceeding seeking recall, suspension or seizure of any products sold or intended to be sold by the Company or its subsidiaries.

(xviii)       Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, bylaws or other equivalent organizational or governing documents, except where the violation is not reasonably likely to result in a Material Adverse Effect.

(xix)          Neither the Company, its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect or that is required to be disclosed in accordance with the Exchange Act but is not so disclosed.

(xx)           No supplier, customer, distributor or sales agent of the Company has notified the Company that it  intends to discontinue or decrease the rate of business done with the Company, except where such discount or decrease is not reasonably likely to result in a Material Adverse Effect.

(xxi)          All consents, approvals, authorizations or licenses requisite under the legal requirements of the People’s Republic of China, not including Taiwan, Hong Kong and Macau (“PRC”) for the due and proper establishment and operation of the Company and its subsidiaries have been duly obtained from the relevant PRC individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature having authority over the Company, its subsidiaries or any of their products or other governmental authority having authority over the Company, its subsidiaries or any of their products or property (“Governmental Body”), and are in full force and effect except where the failure to obtain any such consent, approval, authorization or license or maintain the same in full force and effect would not have, or be reasonably likely to result in, a Material Adverse Effect.

(xxii)         All filings and registrations with the PRC Governmental Body required in respect of the Company and its subsidiaries and their capital structure and operations including, without limitation, the registration with the Ministry of Commerce, the China Securities Regulatory Commission, the State Administration of Industry, or their respective local divisions of Commerce, the State Administration of Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC legal requirements. The Company and each of its subsidiaries has taken all reasonable steps (to the extent required of the Company and each such subsidiary under PRC legal requirements) to comply with, and to ensure compliance by each of (i) its principal shareholders as disclosed in the Registration Statement and Prospectus, and (ii) any other persons known to the Company that are required to comply (in connection with their interests in the Company) with applicable legal requirements of the relevant PRC Governmental Body (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens or overseas listings by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting such persons to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xxiii)        The Company and its subsidiaries have complied with all relevant PRC legal requirements regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Body.  Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no outstanding commitments made by the Company or any subsidiary (or any of their shareholders) to sell any equity interest in the Company or any subsidiary.

(xxiv)        Neither the Company nor any subsidiary has received any letter or notice from any relevant PRC Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Body for non-compliance with the terms thereof or with applicable PRC legal requirements, or the lack of compliance or remedial actions in respect of the activities carried out by the Company or any subsidiary, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(xxv)         The Company and its subsidiaries have conducted their business activities within the permitted scope of business or have otherwise operated their business in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC Governmental Body other than such non-compliance that does not, and would not, individually or in the aggregate, have a Material Adverse Effect.  As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of the Company or subsidiaries’ business which is subject to periodic renewal, the Company has no knowledge of any reasons for which such requisite renewals will not be granted by the relevant PRC Governmental Body.

(xxvi)        With regard to employment and staff or labor, the Company and its subsidiaries have complied with all applicable PRC legal requirements in all material respects, including, without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(xxvii)       There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to Roth or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company to which the Company is a party that, to the knowledge of the Company, will affect Roth’s compensation, as determined by FINRA.

(xxviii)      The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxix)         To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.

(xxx)          Other than Roth, no person has the right to act as a placement agent, underwriter or as a financial advisor in connection with the Offering contemplated hereby.

(xxxi)         It is not necessary that this Placement Agency Agreement, the Registration Statement, the Prospectus or any other document be filed or recorded with any PRC Governmental Body.

(xxxii)        No transaction has occurred between or among the Company or its subsidiaries and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be and is not described in the Registration Statement and the Prospectus.

(xxxiii)       Except as described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures included or incorporated by reference in the Registration Statement and Prospectus.

(xxxiv)      Except as described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxv)       The choice of laws of the State of New York as the governing law of this Placement Agency Agreement is a valid choice under the laws of the PRC and will be honored by courts in the PRC.  The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted to, the personal jurisdiction of the State courts of the State of New York, Borough of Manhattan and the United States District Court for the Southern District of New York.

(xxxvi)      Neither the Company, nor any subsidiary nor any of their respective properties, assets or revenues has any right of immunity under PRC law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any PRC, state or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Placement Agency Agreement; and, to the extent that the Company, or any subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(xxxvii)     Each of the Company and each of the Company’s directors that signed the Registration Statement is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce (the “MOFCOM”), the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and SAFE of the PRC on September 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange, and the relevant provisions thereof which purport to require foreign companies acquiring PRC companies to obtain the approval of MOFCOM prior to the acquisition by the foreign company of such PRC company; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice; and as of the date of the Prospectus and as of the date of this Agreement, the M&A Rules did not and do not apply to the issuance and sale of the Securities, the listing and trading of the Securities on the NASDAQ Capital Market, the consummation of the transactions contemplated by this Agreement and the Warrant, nor is the CSRC, MOFCOM or other PRC governmental approval required in connection with the above.  The Company and its subsidiaries have received all proper and necessary approvals, permits and authorizations from government bodies for its business transactions.

5.           Closing and Settlement.  Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Shares and Warrants shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”) at the offices of Winston & Strawn LLP (counsel to Roth), with an office located at 200 Park Avenue, New York, NY 10166 (or at such other place as shall be agreed upon by Roth and the Company), the first such Closing to take place at approximately 7:00 a.m., Pacific Daylight time, on the third business day following the date hereof (unless another time shall be agreed to by Roth and the Company).  On the trading day following the date of this Agreement, and prior to the Closing Date, each Investor will confirm their purchase price and the number of Shares and Warrants they have purchased with their custodian bank or prime broker.  On the Closing Date (i) the Investor will provide their purchase price by delivery of immediately available funds versus receipt of their Shares through such Investor’s executing broker’s delivery versus payment account established at Roth, (ii) the Company will deliver, or cause to be delivered, to Roth, the aggregate number of Shares purchased by Investors by authorizing the release of the Shares to Roth’s clearing firm, Ridge Clearing & Outsourcing Solutions DTC 0158 via DWAC delivery prior to the release of the federal funds wire to the Company for payment of such Shares, (iii) the Company will deliver, or cause to be delivered, to the Investors, the number of Warrants set forth on each Investor’s signature page to their Subscription Agreement, (iv) Roth will deliver, or cause to be delivered, to each Investor, such Investor’s Shares in accordance with the instructions provided by such Investor on their executing broker’s account versus payment for such Shares and (v) Roth will deliver, or cause to be delivered, to the Company, the aggregate purchase price of all Investors, minus applicable fees and disbursements.

6.           Covenants. The Company covenants and agrees with Roth as follows:

(a)           During the period beginning on the date hereof and ending on the Closing Date (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to Roth for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which Roth promptly and reasonably objects.

(b)           From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise Roth in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package or the Final Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest practicable time.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable to the Offering, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act).

(c)           During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.  If during such period any event occurs the result of which the Final Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is reasonably necessary or appropriate in the opinion of the Company or its counsel or Roth or its counsel to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company will promptly notify Roth and will amend the Registration Statement or supplement the Final Prospectus so as to correct such statement or omission or effect such compliance.

(d)           The Company covenants that it will not, unless it obtains the prior written consent of Roth, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.  In the event that Roth expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e)           The Company will furnish to Roth and counsel for Roth copies of the Registration Statement, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as practicable and in such quantities as Roth may from time to time reasonably request.

(f)           The Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and Warrants.

(g)           The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid  (A) all documented, out of pocket expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery of the Securities, including the legal fees of Roth’s counsel, payable on the Closing Date, not to exceed $50,000 for all such expenses and fees, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Time of Sale Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) the fees and expenses of any transfer agent or registrar, (D) listing fees, if any, (E) all costs, fees and expenses incurred in connection with clearance of the offering of the Securities with FINRA (including any legal and other expenses incurred by Roth in connection therewith up to $10,000), which fees and expenses are in addition to those contemplated by clause (A) above,  and, if the Common Stock ceases to be a “covered security” within the meaning of Section 18 of the Securities Act, qualifying or registering all or any part of the Securities for offer and sale under blue sky laws, and (F) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

(h)           The Company will not issue or sell any Common Stock or other equity or equity-linked securities (excluding the conversion or exercise of any securities outstanding on the date hereof and the issuance of any securities pursuant to compensatory plans) for a period of fifteen days following the date hereof, unless Roth consents otherwise.

7.           Agreements of the Placement Agent.  Roth agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405) used or referred to by Roth without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”).  Roth also agrees to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.

8.           Conditions of Roth’s Obligations.  The obligations of Roth hereunder are subject to the accuracy, as of the date hereof and at the applicable Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)           If filing of the Final Prospectus, or any amendment or supplement thereto, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Final Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or otherwise) shall have been complied with to Roth’s reasonable satisfaction.

(b)           The Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or any amendment thereof or supplement thereto, shall not contain an untrue statement of fact, or omit to state a fact which is required to be stated therein or necessary to make the statements therein not misleading.

(c)           On the applicable Closing Date, there shall have been furnished to Roth the opinion and negative assurance letters of Pillsbury Winthrop Shaw Pittman LLP, the Company’s United States securities counsel, the opinion of Holland & Hart LLP, the Company’s Nevada counsel and the opinion and negative assurance letters of Long An Law Firm, the Company’s People’s Republic of China counsel, each dated the applicable Closing Date and addressed to Roth, in form and substance reasonably satisfactory to Roth.

(d)           Roth shall have received a letter from Hansen, Barnett & Maxwell, P.C. on the applicable Closing Date addressed to Roth, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firms with respect to the financial information, including any financial information contained in Exchange Act Reports filed by the Company, and other matters reasonably required by Roth consistent with customary practice for such letters.

(e)           On the applicable Closing Date, there shall have been furnished to Roth a certificate, dated the applicable Closing Date and addressed to Roth, signed by the chief executive officer and the chief financial officer of the Company, solely in their capacity as officers of the Company, to the effect that:

(i)              The representations and warranties of the Company in this Agreement are true and correct, in all material respects (other than those representations and warranties which are qualified by materiality, including Material Adverse Effect, which such representations and warranties must be true and correct in all respects), as if made at and as of the applicable Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Closing Date;

(ii)             No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package or the Final Prospectus has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is threatened in writing by the Commission or any state or regulatory body; and

(iii)            There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the applicable Closing Date.

(f)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of Roth, makes it impractical or inadvisable to proceed with Offering of the Shares as contemplated hereby and in the Prospectus.

(g)           The Common Stock shall be registered under the Exchange Act and shall be listed on the NASDAQ Capital Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the NASDAQ Capital Market, nor shall the Company have received any written notice that the NASDAQ Capital Market is contemplating terminating such registration or listing.

(h)           A certificate of the chief executive officer and the principal financial officer of the Company, dated the Closing Date verifying that the specific statistical or financial figures included in the Prospectus which have not been otherwise verified by the letters referred to in subsection (d) above are accurate in all material respects, such verification to include the provision of documentary evidence supporting any such statistical or financial figures.

(i)            The Company shall have furnished to Roth and counsel for Roth such additional documents, certificates and evidence as Roth or counsel for Roth may have reasonably requested.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Roth by notice to the Company at any time at or prior to the applicable Closing Date and such termination shall be without liability of any party to any other party, except that Section 6(h), Section 9 and Section 10 shall survive any such termination and remain in full force and effect.

9.           Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless Roth, its  affiliates, directors and officers and employees, and each person, if any, who controls Roth within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which Roth or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Final Prospectus), or any Issuer Free Writing Prospectus or in any materials or information provided to Investors by, or with the written approval of, the Company in connection with the marketing of the Offering of the Securities, including any roadshow or investor presentations (whether in person or electronically) (“Marketing Materials”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) in whole or in part, any failure of the Company to perform its obligations hereunder or under applicable law, and will reimburse Roth for any reasonable, documented, out of pocket legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by Roth specifically for use in the preparation thereof and provided, further, that such indemnity with respect to any Prospectus, Issuer Free Writing Prospectus or any Permitted Issuer Information shall not inure to the benefit of Roth (or any person controlling Roth) from whom the person asserting any such loss, claim, damage or liability (i) results from a failure by Roth to send or give a copy of the Prospectus (as amended or supplemented) or Issuer Free Writing Prospectus to such person, if Roth was furnished a copy thereof for such purpose by the Company, at or prior to the confirmation of the sale of Shares and Warrants to such person and such delivery is required by the Act.

(b)           Roth will indemnify and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company or such person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Roth), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by Roth specifically for use in the preparation thereof, and will reimburse the Company for any reasonable, documented, out of pocket legal or other expenses reasonably incurred by the Company in connection with evaluating, investigating or defending against any such loss, claim, damage, liability or action.

Promptly after receipt by an indemnified party under subsection (a) or (b), above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable, documented, out of pocket costs of investigation; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on the reasonable advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 9, in which event the reasonable, documented, out of pocket fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.  Notwithstanding anything to the contrary in this Section 9, in no event shall an indemnifying party be required to pay fees and expenses for more than one firm of attorneys (and local counsel) representing all indemnified parties.

Notwithstanding anything to the contrary in this Section 9, the indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party (not to be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(c)           If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b), above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Roth, on the other hand, from the Offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and Roth, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and Roth, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, and the total placement agent fees received by Roth, in each case as set forth on the cover page of the Final Prospectus, bear to the aggregate offering price of the Securities set forth on such cover.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Roth and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and Roth agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), Roth shall not be required to contribute any amount in excess of the amount of Roth’s placement agent fees actually received by Roth from the Offering of the Shares and Warrants.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)           The benefits of the obligations of the Company under this Section 9 shall extend, upon the same terms and conditions, to each person, if any, who controls Roth within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the benefits of the obligations of Roth under this Section 9 shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(e)           For purposes of this Agreement, Roth confirms, and the Company acknowledges, that there is no information concerning Roth furnished in writing to the Company by Roth specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, other than the statements regarding Roth set forth in the “Plan of Distribution” section of the Final Prospectus and Time of Sale Disclosure Package, only insofar as such statement relate to the amount of selling concession and related activities that may be undertaken by Roth.

10.         Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto including, but not limited to, the agreements of Roth and the Company contained in Section 6(h) and Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Roth or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares and Warrants.

11.         Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to Roth, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA, telecopy number: (949) 720-7227, Attention:  Aaron Gurewitz with a copy (which shall not constitute notice) to Winston & Strawn LLP (US), 200 Park Avenue, New York, New York 10166, Attention: Eric L. Cohen; and if to the Company, shall be mailed, delivered or telecopied to it at Sutor Technology Group Limited, No. 8, Huaye Road, Dongbang Industrial Park, Changshu, China 215534, Telephone: (86) 512-52680988, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, N.W., Washington, D.C. 20037, Facsimile:  (202) 663-8007, Attn.:  Joseph R. Tiano, Esq., or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.         Persons Entitled to Benefit of Agreement.  This Agreement shall inure solely to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 9, except that the Investors under the Subscription Agreement are third party beneficiaries of all covenants, agreements, representations and warranties of the Company set forth in this Agreement and are expressly entitled to rely on all such agreements, covenants, representations and warranties of the Company set forth therein.  Except for the Investors to the extent specified in the immediately preceding sentence, nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.

13.         Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) Roth has been retained solely to act as placement agent in connection with the sale of the Shares and Warrants and that no fiduciary, advisory or agency relationship between the Company and Roth has been created in respect of any of the transactions contemplated by this Agreement and the Warrant, irrespective of whether Roth has advised or is advising the Company on other matters; (b) the price and other terms of the Shares and Warrants set forth in this Agreement and the Warrant were established by Roth and the Investors following discussions and arms-length negotiations and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that Roth and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that Roth has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that Roth is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of Roth, and not on behalf of the Company.

14.         No Limitations.  Nothing in this Agreement shall be construed to limit the ability of Roth or its affiliates to (a) trade in the Company’s or any other company’s securities or publish research on the Company or any other company, subject to applicable law, or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.

15.         Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

16.         Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

17.         Governing Law.  This Placement Agency Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Each party hereby irrevocably submits to the jurisdiction of the state courts sitting in the State of New York, Borough of Manhattan and the federal courts in the Southern District of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Placement Agency Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

18.         Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed and delivered in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and Roth in accordance with its terms.

Very truly yours,

SUTOR TECHNOLOGY GROUP LIMITED

		By:	/s/ Lifang Chen
		Name:	Lifang Chen
		Title:	Chief Executive Officer

Confirmed as of the date first above-
mentioned by Roth.

ROTH CAPITAL PARTNERS, LLC

By:	Aaron M. Gurewitz
Name: Aaron M. Gurewitz
Title: Head of Equity Capital Markets

SCHEDULE I

Terms

Total number of Shares being offered:  2,740,000

Total number of Warrants being offered:  685,000

Aggregate Offering Price:  $7,398,000